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                                                                     Exhibit 5.1


                                 June 27, 1997


Board of Directors of
WorldCom, Inc.
515 East Amite Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

         I am General Counsel - Corporate Development of WorldCom, Inc., a Georgia corporation (the "Company"), and have acted as counsel in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to 1,650,000 shares (the "Shares") of Common Stock, par value $.01, of the Company ("Common Stock") which are to be issued upon exercise of options or pursuant to other stock awards granted under the Plans referenced on the cover page of the Registration Statement (collectively, the "Plans").

         In connection herewith, I have examined and relied without investigation as to matters of fact upon the Registration Statement, the Second Amended and Restated Articles of Incorporation and Bylaws of the Company, certificates of public officials, certificates and statements of officers of the Company, and such other corporate records, documents, certificates and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies. I have also assumed the due authorization, execution and delivery of all documents.

         Based upon the foregoing, and in reliance thereon and subject to the qualifications and limitations stated herein, I am of the opinion that when the Registration Statement, including any amendments thereto, shall have become effective under the Act, and the Shares have been issued in accordance with the terms of the respective Plans, then the Shares will be legally issued, fully paid and nonassessable.

         This opinion is not rendered with respect to any laws other than the latest codification of the Georgia Business Corporation Code available to me. This opinion has not been prepared by an attorney admitted to practice in Georgia.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforesaid Registration Statement on Form S-8. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      /s/ P. Bruce Borghardt

                                      P. Bruce Borghardt
                                      General Counsel - Corporate Development
                                      WorldCom, Inc.